Exhibit 99.1

News Release

Axcelis Announces Financial Results for Third Quarter 2025

Q3 Highlights:

•	Revenue of $213.6 million
•	GAAP Gross Margin of 41.6%, and Non-GAAP Gross Margin of 41.8%
•	GAAP Operating Margin of 11.7% and Non-GAAP Operating Margin of 18.2%
•	GAAP Diluted earnings per share of $0.83, and Non-GAAP Diluted earnings per share of $1.21

BEVERLY, Mass.— November 4, 2025—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the third quarter ended September 30, 2025.

President and CEO Russell Low commented, “We delivered another solid quarter, with sales and earnings both exceeding our expectations. We are also pleased to report record CS&I revenue in the quarter, reflecting the success of our aftermarket strategy and the continued expansion of our installed base. We are executing on our product development roadmap and customer engagement initiatives with focus and urgency, while maintaining disciplined cost controls. These actions have enabled us to successfully navigate the anticipated cyclical digestion period across our markets in 2025.”

Low added, “We entered the fourth quarter with a solid financial foundation and are well poised to execute on our strategy as we enter into our next chapter of growth and innovation. Our recently announced merger with Veeco Instruments marks a critical milestone that we believe will position the combined company to capitalize on powerful secular tailwinds including AI and electrification. By bringing our two companies together, we believe we are building a leading semiconductor equipment company with the capabilities, resources and financial foundation to drive sustainable growth and value creation for shareholders and deliver meaningful benefits to all stakeholders.”

Executive Vice President and Chief Financial Officer Jamie Coogan stated, “We generated robust operating leverage through higher volume and disciplined cost management, translating into strong free cash flow. With over $590 million in cash and investments on the balance sheet, Axcelis has ample flexibility to capitalize on our value-enhancing strategic initiatives and long-term growth priorities.”

News Release

Results Summary

(In thousands, except per share amounts and percentages)

	Three months ended September 30,
	2025	2024
Revenue	$213,611	$256,564
Gross margin	41.6%	42.9%
Operating margin	11.7%	18.3%
Net income	$25,986	$48,576
Diluted earnings per share	$0.83	$1.49
Non-GAAP Results
Non-GAAP gross margin	41.8%	43.0%
Non-GAAP operating margin	18.2%	21.7%
Adjusted EBITDA	$43,202	$59,674
Non-GAAP net income	$37,900	$56,191
Non-GAAP diluted earnings per share	$1.21	$1.72

Business Outlook

For the fourth quarter ending December 31, 2025, Axcelis expects revenues of approximately $215 million, GAAP earnings per diluted share of approximately $0.76, and non-GAAP earnings per share of approximately $1.12.

Please refer to Fourth Quarter Outlook under the “Notes on our Non-GAAP Financial Information” section of this document for detail relating to the computation of non-GAAP earnings per diluted share as well as the Safe Harbor Statement section of this document.

Third Quarter 2025 Conference Call

The Company will host a call today to discuss the results at 8:30 a.m. ET. The call will be available via webcast that can be accessed through the Investors page of Axcelis' website at www.axcelis.com, or by registering as a participant here: https://register-conf.media-server.com/register/BI7b3b54c06ff14c8080f379ce76dc7cab Webcast replays will be available for 30 days following the call.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP income tax provision, Adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share, and reflect adjustments for the impact of share-based compensation expense, certain items related to restructuring and severance charges and any associated adjustments and transaction and integration costs associated with the merger agreement with Veeco Instruments announced on October 1, 2025.

News Release

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

For further information regarding these non-GAAP financial measures, please refer to the tables presenting reconciliations of our non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

Safe Harbor Statement

This press release contains, and the conference call will contain, forward-looking statements under the Private Securities Litigation Reform Act safe harbor provisions. These statements, which include our expectations for spending in our industry and guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are outside the control of the Company, including that customer decisions to place orders or our product shipments may not occur when we expect, that orders may not be converted to revenue in any particular quarter, or at all, whether demand will continue for the semiconductor equipment we produce or, if not, whether we can successfully meet changing market requirements, and whether we will be able to maintain continuity of business relationships with and purchases by major customers and, with respect to the potential transaction with Veeco, failure to obtain applicable regulatory or stockholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transaction or to complete the proposed transaction on anticipated terms and timing; negative effects of the announcement of the proposed transaction; risks that the businesses will not be integrated successfully or that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth, or that such benefits may take longer to realize or may be more costly to achieve than expected; the risk that disruptions from the proposed transaction will harm business plans and operations; risks relating to unanticipated costs of integration; significant transaction and/or integration costs, or difficulties in connection with the proposed transaction and/or unknown or inestimable liabilities; restrictions during the pendency of the proposed transaction that may impact the ability to pursue certain business opportunities or strategic transactions; potential litigation associated with the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on the Company’s, Veeco’s or the combined company’s relationships with suppliers, customers, employees and regulators; and demand for the combined company’s products. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: economic, political and social conditions in the countries in which the Company and Veeco, their respective customers and suppliers operate; disruption to the Company’s and Veeco’s respective manufacturing facilities or other operations, or the operations of Company’s and Veeco’s respective customers and suppliers, due to natural catastrophic events, health epidemics or terrorism; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; the Company’s, Veeco’s and the combined company’s ability to timely develop new technologies and products that successfully anticipate or address changes in the semiconductor industry; the Company’s, Veeco’s and the combined company’s ability to maintain their respective technology advantage and protect their respective proprietary rights; the Company’s, Veeco’s and the combined company’s ability to compete with new products introduced by their respective competitors; the Company’s, Veeco’s and the combined company’s ability or the ability of their respective customers to obtain U.S. export control licenses for the sale of certain products or provision of certain services to customers in China. Increased competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and instability caused by changing global economic, political or financial conditions, including with respect to the imposition of tariffs on our products or components of our products, could also cause actual results to differ materially from those in our forward-looking statements. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

News Release

About Axcelis:

Axcelis (Nasdaq: ACLS), headquartered in Beverly, Mass., has been providing innovative, high-productivity solutions for the semiconductor industry for over 45 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation systems, one of the most critical and enabling steps in the IC manufacturing process. Learn more about Axcelis at www.axcelis.com.

CONTACTS:

Investor Relations Contact:

David Ryzhik

Senior Vice President, Investor Relations and Corporate Strategy

Telephone: (978) 787-2352

Email: David.Ryzhik@axcelis.com

Press/Media Relations Contact:

Maureen Hart

Senior Director, Corporate & Marketing Communications

Telephone: (978) 787-4266

Email: Maureen.Hart@axcelis.com

News Release

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue:
Product	$201,218	$246,826	$567,444	$735,626
Services	12,393	9,738	33,274	29,822
Total revenue	213,611	256,564	600,718	765,448
Cost of revenue:
Product	112,078	136,379	302,041	399,049
Services	12,727	10,215	33,761	27,968
Total cost of revenue	124,805	146,594	335,802	427,017
Gross profit	88,806	109,970	264,916	338,431
Operating expenses:
Research and development	24,640	26,395	78,832	77,843
Sales and marketing	15,838	16,808	45,965	51,483
General and administrative	23,308	19,854	56,976	52,842
Total operating expenses	63,786	63,057	181,773	182,168
Income from operations	25,020	46,913	83,143	156,263
Other income (expense):
Interest income	5,465	6,560	16,547	18,126
Interest expense	(1,305)	(1,333)	(4,028)	(4,017)
Other, net	970	3,225	2,569	1,257
Total other income	5,130	8,452	15,088	15,366
Income before income taxes	30,150	55,365	98,231	171,629
Income tax provision	4,164	6,789	12,290	20,593
Net income	$25,986	$48,576	$85,941	$151,036
Net income per share:
Basic	$0.83	$1.49	$2.70	$4.63
Diluted	$0.83	$1.49	$2.70	$4.61
Shares used in computing net income per share:
Basic weighted average shares of common stock	31,287	32,550	31,796	32,595
Diluted weighted average shares of common stock	31,450	32,675	31,863	32,780

News Release

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$187,501	$123,512
Short-term investments	262,059	447,831
Accounts receivable, net	147,636	203,149
Inventories, net	324,342	282,225
Prepaid income taxes	4,687	6,420
Prepaid expenses and other current assets	57,804	60,471
Total current assets	984,029	1,123,608
Property, plant and equipment, net	57,979	53,784
Operating lease assets	29,499	29,621
Finance lease assets, net	14,440	15,346
Long-term restricted cash	7,626	7,552
Deferred income taxes	70,033	68,277
Long-term investments	143,214	-
Other assets	45,120	50,593
Total assets	$1,351,940	$1,348,781
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,466	$46,928
Accrued compensation	24,357	25,536
Warranty	9,258	13,022
Deferred revenue	81,486	94,673
Current portion of finance lease obligation	1,505	1,345
Other current liabilities	29,917	26,018
Total current liabilities	198,989	207,522
Long-term finance lease obligation	41,166	42,329
Long-term deferred revenue	47,434	43,501
Other long-term liabilities	44,207	42,639
Total liabilities	331,796	335,991

Stockholders’ equity:
Common stock, $0.001 par value, 75,000 shares authorized; 30,998 shares issued and outstanding at September 30, 2025; 32,365 shares issued and outstanding at December 31, 2024	31	32
Additional paid-in capital	532,951	548,654
Retained earnings	488,771	470,318
Accumulated other comprehensive loss	(1,609)	(6,214)
Total stockholders’ equity	1,020,144	1,012,790
Total liabilities and stockholders’ equity	$1,351,940	$1,348,781

News Release

Axcelis Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Cash flows from operating activities
Net income	$25,986	$48,576	$85,941	$151,036
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,328	3,906	13,152	11,542
Stock-based compensation expense	5,344	5,412	15,668	15,571
Other	6,907	(16,346)	(4,110)	(11,090)
Change in other assets and liabilities, net	2,785	4,200	14,221	(39,021)
Net cash provided by operating activities	45,350	45,748	124,872	128,038

Cash flows from investing activities
Expenditures for property, plant and equipment and capitalized software	(2,015)	(3,899)	(8,960)	(7,523)
Other changes in investing activities, net	3,393	(52,654)	46,194	(110,324)
Net cash provided by (used in) investing activities	1,378	(56,553)	37,234	(117,847)

Cash flows from financing activities
Repurchase of common stock	(32,335)	(15,363)	(95,850)	(45,358)
Other changes from financing activities, net	(440)	(630)	(4,022)	(11,291)
Net cash used in financing activities	(32,775)	(15,993)	(99,872)	(56,649)

Effect of exchange rate changes on cash and cash equivalents	(106)	1,700	1,829	(774)
Net increase (decrease) in cash, cash equivalents and restricted cash	13,847	(25,098)	64,063	(47,232)

Cash, cash equivalents and restricted cash at beginning of period	181,280	151,817	131,064	173,951
Cash, cash equivalents and restricted cash at end of period	$195,127	$126,719	$195,127	$126,719

News Release

Notes on Our Non-GAAP Financial Information

Management uses non-GAAP gross profit, gross margin, operating income, operating margin, income tax provision, net income, diluted earnings per share, and Adjusted EBITDA to evaluate the Company’s operating and financial performance and for planning purposes. Axcelis believes these measures enhance an overall understanding of its performance and investors’ ability to review the Company’s business from the same perspective as the Company’s management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Totals presented may not sum and percentages may not recalculate using figures presented due to rounding.

News Release

Axcelis Technologies, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
GAAP gross Profit	$88,806	$109,970	$264,916	$338,431
Restructuring[1]	-	-	226	876
Stock-based compensation	499	354	1,421	1,106
Non-GAAP gross profit	$89,305	$110,324	$266,563	$340,413
Non-GAAP gross margin	41.8%	43.0%	44.4%	44.5%

GAAP operating expense	$63,786	$63,057	$181,773	$182,168
Transaction and integration[3]	(8,274)	-	(8,274)	-
Bad debt expense	-	(3,443)	-	(2,984)
Restructuring[1]	(236)	-	(1,130)	(553)
Stock-based compensation	(4,845)	(5,058)	(14,247)	(14,465)
Non-GAAP operating expense	$50,431	$54,556	$158,122	$164,166

GAAP operating income	$25,020	$46,913	$83,143	$156,263
Transaction and integration[3]	8,274	-	8,274	-
Bad debt expense	-	3,443	-	2,984
Restructuring[1]	236	-	1,356	1,429
Stock-based compensation	5,344	5,412	15,668	15,571
Non-GAAP operating income	$38,874	$55,768	$108,441	$176,247
Non-GAAP operating margin	18.2%	21.7%	18.1%	23.0%

GAAP income tax provision	$4,164	$6,789	$12,290	$20,593
Income tax effect of Non-GAAP adjustments[2]	1,940	1,240	3,542	2,798
Non-GAAP income tax provision	$6,104	$8,029	$15,832	$23,391

GAAP net income	$25,986	$48,576	$85,941	$151,036
Transaction and integration[3]	8,274	-	8,274	-
Bad debt expense	-	3,443	-	2,984
Restructuring[1]	236	-	1,356	1,429
Stock-based compensation	5,344	5,412	15,668	15,571
Income tax effect of Non-GAAP adjustments[2]	(1,940)	(1,240)	(3,542)	(2,798)
Non-GAAP net income	$37,900	$56,191	$107,697	$168,222

GAAP diluted EPS	$0.83	$1.49	$2.70	$4.61
Transaction and integration[3]	0.26	-	0.26	-
Bad debt expense	-	0.11	-	0.09
Restructuring[1]	0.01	-	0.04	0.04
Stock-based compensation	0.17	0.16	0.49	0.48
Income tax effect of Non-GAAP adjustments[2]	(0.06)	(0.04)	(0.11)	(0.09)
Non-GAAP diluted EPS	$1.21	$1.72	$3.38	$5.13

Note 1: Restructuring and other costs primarily related to early retirement programs and severance costs, due to global cost-saving initiatives.

Note 2: Impact of taxes from non-GAAP adjustments, uses adjusted tax rate of 14%.

Note 3: Transaction and integration costs include expenses associated with the merger agreement with Veeco Instruments, announced on October 1, 2025.

News Release

Axcelis Technologies, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(In thousands, except percentages)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net Income	$25,986	$48,576	$85,941	$151,036
Other (income)/expense	(5,130)	(8,452)	(15,088)	(15,366)
Income tax provision	4,164	6,789	12,290	20,593
Depreciation & amortization	4,328	3,906	13,152	11,542
Subtotal	29,348	50,819	96,295	167,805
Transaction and integration[2]	8,274	-	8,274	-
Bad debt expense	-	3,443	-	2,984
Restructuring[1]	236	-	1,356	1,429
Stock-based compensation	5,344	5,412	15,668	15,571
Adjusted EBITDA	$43,202	$59,674	$121,593	$187,789
Adjusted EBITDA margin	20.2%	23.3%	20.2%	24.5%

Note 1: Restructuring and other costs primarily related to early retirement programs and severance costs, due to global cost-saving initiatives.

Note 2: Transaction and integration costs include expenses associated with the merger agreement with Veeco Instruments, announced on October 1, 2025.

News Release

Axcelis Technologies, Inc.
Fourth Quarter Outlook
GAAP to Non-GAAP Diluted Earnings Per Share

Three months ended December 31, 2025
GAAP diluted EPS	$0.76
Transaction and Integration[2]	0.19
Restructuring[3]	0.05
Stock-based compensation	0.18
Income tax effect of non-GAAP adjustments[1]	(0.06)
Non-GAAP diluted EPS	$1.12

Note 1: Impact of taxes from non-GAAP adjustments, uses adjusted tax rate of 14%.

Note 2: Transaction and Integration costs include expenses associated with the merger agreement with Veeco Instruments, announced on October 1, 2025.

Note 3: Restructuring and other costs primarily related to early retirement programs and severance costs, due to global cost-saving initiatives.